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                                 EXHIBIT 23.2
                                 ------------

                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the registration statement on Form S-8 of Hello Direct, Inc. of our report dated January 22, 1999, relating to the balance sheets of Hello Direct, Inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the years in three-year period ended December 31, 1998, and the related schedule, which report appears in the December 31, 1998, annual report on Form 10-K of Hello Direct, Inc.


/s/ KPMG LLP


Mountain View, California
July 16, 1999